For Immediate Release	Contact: Fred G. Kowal Chairman and Chief Executive Officer Warwick Community Bancorp, Inc. (845) 986-2206

WARWICK COMMUNITY BANCORP, INC. ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS

Warwick, New York, February 10, 2004 - Warwick Community Bancorp, Inc. (the "Company") (NASDAQ: WSBI), the holding company for The Warwick Savings Bank ("Warwick Savings") and The Towne Center Bank ("Towne Center"), today reported diluted earnings per share of $0.30 for the fourth quarter ended December 31, 2003, which represented a decrease of $0.13, or 30.2%, over the $0.43 per diluted share reported for the quarter ended December 31, 2002. Net income for the quarter ended December 31, 2003 decreased $751,000, or 36.1%, to $1.3 million from $2.1 million for the quarter ended December 31, 2002.

For the full year ended December 31, 2003, net income decreased by $3.2 million, or 33.0%, to $6.5 million as compared to $9.7 million for the year ended December 31, 2002. Diluted earnings per share for the year ended December 31, 2003 decreased to $1.44 from $2.02, which represented a decrease of $0.58, or 28.7%, over the comparable period reported one year earlier.

At December 31, 2003, the Company's total assets amounted to $760.0 million, which included net loans of $321.0 million, and securities that totaled $340.9 million. The decrease in total assets of $21.3 million, or 2.7%, from December 31, 2002 was primarily due to a reduction in total loans, which decreased $143.3 million from $469.2 million to $325.9 million. The decrease in the loan portfolio was partially offset by a $129.3 million increase in securities, which grew from $211.6 million to $340.9 million.

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From December 31, 2002 to December 31, 2003 total deposits increased to $487.6 million from $466.7 million, which contributed to funding the reduction of advances from the Federal Home Loan Bank of New York from $216.5 million to $183.5 million, and the repurchase of an additional 444,334 shares of the Company's outstanding common stock.

For the fourth quarter ended December 31, 2003 the Company's net interest spread and net interest margin were 2.51% and 2.90%, respectively. While the ratios were lower than the levels for the comparable fourth quarter in 2002, they compared favorably to the net interest spread of 2.28% and the net interest margin of 2.66% that the Company previously reported for the third quarter ended September 30, 2003.

The Company's ratio of non-performing loans to total loans increased to 0.68% at December 31, 2003 from 0.44% at December 31, 2002 primarily due to the decline in the amount of total loans. At December 31, 2003 non-performing loans consisted of $2.2 million in one-to-four family residential mortgage loans and $11,000 in commercial and consumer loans as compared to $1.3 million and $761,000 in the same respective categories at December 31, 2002.

Except for the historical information in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in the financial condition or business prospects of the Company's borrowers, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and the relationship between long and short term rates, operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Warwick Community Bancorp, Inc. is the holding company for The Warwick Savings Bank, a New York state chartered stock savings bank, and The Towne Center Bank, a New Jersey state chartered commercial bank.

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The Warwick Savings Bank was originally founded in 1875 and is a community-oriented savings institution offering a variety of financial services to meet the needs of the communities it serves. The Towne Center Bank was founded in 1999. The Warwick Savings Bank maintains its headquarters in the village of Warwick in Orange County, New York and operates additional branches in the village of Monroe, the village of Goshen, the town of Woodbury, the town of Newburgh, and the town of Wallkill, Orange County, New York, and the town of Carmel, Putnam County, New York. The Towne Center Bank is headquartered in the town of Lodi, in Bergen County, New Jersey and operates an additional branch in the borough of Moonachie, in Bergen County, New Jersey. Both banks' deposits are insured up to the maximum allowable amount by the Bank Insurance Fund of the FDIC.

	Three Months Ended December 31,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost

Assets:
Interest-earning assets:
One-to four-family loans, net	$104,860	$1,805	6.89%	$262,329	$4,703	7.17%
Multi family and commercial real estates loans, net	152,951	2,810	7.35	156,454	2,964	7.58
Commercial business loans, net	25,674	271	4.22	28,967	441	6.09
Consumer loans, net	45,342	701	6.18	55,451	997	7.19
Mortgage-backed securities	136,001	1,353	3.98	91,753	1,155	5.04
Collateralized mortgage obligations	113,109	964	3.41	38,302	389	4.06
Federal funds sold	-	-	0.00	-	-	0.00
Interest earning accounts at banks	55,539	118	0.85	30,425	96	1.26
Investment securities	84,780	877	4.14	64,081	888	5.54

Total interest-earning assets	718,256	8,899	4.96	727,762	11,633	6.39

Non-interest earning assets	44,407			46,653

Total assets	$762,663			$774,415

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings and NOW deposits	$246,604	$600	0.97%	$211,164	$1,132	2.14%
Mortgagor's escrow deposits	1,657	7	1.69	2,809	13	1.85
Money market deposits	70,549	158	0.90	71,360	297	1.66
Time deposits	100,521	527	2.10	114,916	825	2.87
Total deposits	419,331	1,292	1.23	400,249	2,267	2.27
Borrowed funds	185,584	2,408	5.19	219,614	2,880	5.25

Total interest-bearing liabilities	604,915	3,700	2.45	619,863	5,147	3.32

Non-interest bearing liabilities	83,758			71,947

Total liabilities	688,673			691,810
Stockholders' equity	73,990			82,605

Total liabilities and stockholders' equity	$762,663			$774,415

Net interest income/interest rate spread		$5,199	2.51%		$6,486	3.07%

Net interest-earning assets/net interest margin	$113,341		2.90%	$107,899		3.56%

Ratio of interest-earning assets to interest-bearing liabilities			118.74%			117.41%

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	Twelve Months Ended December 31,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost

Assets:
Interest-earning assets:
One-to four-family loans, net	$160,849	$11,055	6.87%	$299,976	$21,537	7.18%
Multi family and commercial real estates loans, net	153,246	11,475	7.49	120,909	9,421	7.79
Commercial business loans, net	27,911	1,403	5.03	32,662	1,975	6.05
Consumer loans, net	46,561	3,046	6.54	63,189	4,588	7.26
Mortgage-backed securities	160,007	5,602	3.50	89,849	5,155	5.74
Collateralized mortgage obligations	90,734	2,549	2.81	20,726	1,105	5.33
Federal funds sold	-	-	0.00	1,801	20	1.11
Interest earning accounts at banks	37,572	357	0.95	13,025	187	1.44
Investment securities	70,687	3,385	4.79	95,755	5,718	5.97

Total interest-earning assets	747,567	38,872	5.20	737,892	49,706	6.74

Non-interest earning assets	44,381			46,020

Total assets	$791,948			$783,912

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings and NOW deposits	$245,526	$3,206	1.31%	$195,978	$4,253	2.17%
Mortgagor's escrow deposits	2,912	52	1.79	3,883	79	2.03
Money market deposits	76,949	839	1.09	75,621	1,408	1.86
Time deposits	106,955	2,601	2.43	113,094	3,527	3.12
Total deposits	432,342	6,698	1.55	388,576	9,267	2.38
Borrowed funds	204,637	10,633	5.20	247,515	12,558	5.07

Total interest-bearing liabilities	636,979	17,331	2.72	636,091	21,825	3.43

Non-interest bearing liabilities	78,976			67,915

Total liabilities	715,955			704,006
Stockholders' equity	75,993			79,906

Total liabilities and stockholders' equity	$791,948			$783,912

Net interest income/interest rate spread		$21,541	2.48%		$27,881	3.31%

Net interest-earning assets/net interest margin	$110,588		2.88%	$101,801		3.78%

Ratio of interest-earning assets to interest-bearing liabilities			117.36%			116.00%

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WARWICK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002

Interest Income:
Interest on one-to four-family loans	$1,805	$ 4,703	$11,055	$ 21,537
Interest on multi family and commercial real estate loans	2,810	2,964	11,475	9,421
Interest on commercial business loans	271	441	1,403	1,975
Interest on consumer loans	701	997	3,046	4,588
Interest and dividends on securities	3,194	2,432	11,536	11,978
Interest on federal funds sold	-	-	-	20
Interest on short-term money market instruments	118	96	357	187
	8,899	11,633	38,872	49,706

Interest Expense:
Time deposits	527	825	2,601	3,527
Money market deposits	158	297	839	1,408
Savings and NOW deposits	600	1,132	3,206	4,253
Mortgagors' escrow deposits	7	13	52	79
Borrowed funds	2,408	2,880	10,633	12,558
Total interest expense	3,700	5,147	17,331	21,825
Net interest income	5,199	6,486	21,541	27,881

Provision for Loan Losses	0	(350)	(90)	(1,338)
Net interest income after provision for loan losses	5,199	6,136	21,451	26,543

Non-Interest Income:
Service and fee income	1,499	1,538	5,946	5,433
Gain on securities transactions	53	162	405	507
Net gain on sale of loans	54	125	451	350
Gain on curtailment of pension plan	0	0	0	817
Other income	198	149	695	760
Total non-interest income, net	1,804	1,974	7,497	7,867

Non-Interest Expense:
Salaries and employee benefits	2,842	2,557	10,538	10,423
FDIC insurance	21	20	84	80
Occupancy	518	528	2,094	2,136
Data processing	409	311	1,382	1,171
Advertising	78	129	275	304
Professional fees	341	255	1,110	1,095
Other	853	936	3,276	3,334
Total non-interest expense	5,062	4,736	18,759	18,543
Income before provision for income taxes	1,941	3,374	10,189	15,867

Provision for Income Taxes	612	1,294	3,729	6,211

Net Income	$ 1,329	$2,080	$6,460	$9,656
Net Income per Share:
Basic	$0.31	$0.46	$1.50	$2.11
Diluted	$0.30	$0.43	$1.44	$2.02

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WARWICK COMMUNITY BANCORP, INC. and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL RATIOS (UNAUDITED):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Performance Ratios (1):
Return on average assets	0.70%	1.07%	0.82%	1.23%
Return on average equity	7.18%	10.07%	8.50%	12.08%
Earnings per Share- Basic	$0.31	$0.46	$1.50	$2.11
Earnings per Share- Diluted	$0.30	$0.43	$1.44	$2.02
Average stockholders' equity to average assets	9.70%	10.67%	9.60%	10.19%
Stockholder's equity to total assets	9.72%	10.38%	9.72%	10.38%
Core deposits to total deposits	79.87%	74.88%	79.87%	74.87%
Net interest spread	2.51%	3.07%	2.48%	3.31%
Net interest margin	2.90%	3.56%	2.88%	3.78%
Operating expense to average assets	2.63%	2.21%	2.34%	2.36%
Efficiency ratio	72.64%	52.69%	65.45%	51.02%

	At December 31, 2003	At December 31, 2002
Asset Quality Ratios (1):
Non - performing loans to total loans	0.68%	0.44%
Non - performing assets to total assets	0.36%	0.41%
Allowance for loan losses to total loans	1.51%	1.06%
Allowance for loan losses to non - performing loans	222.75%	241.76%

Capital Ratios (1):
Tier I capital to average assets	9.41%	9.98%
Tier I capital to risk-weighted assets	18.33%	17.29%
Total capital to risk-weighted assets	19.57%	18.40%
Book Value per Share (period end)	$ 16.42	$ 16.78
Common shares outstanding	4,495,724	4,833,407

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate. Capital ratios and asset quality ratios are end of period ratios.

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WARWICK COMMUNITY BANCORP, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

ASSETS	December 31, 2003	December 31, 2002
	(Dollars in thousands)
ASSETS:
Cash on hand and due from banks	$55,344	$59,667
Securities:
Available-for-sale, at fair value	337,705	208,787
Held-to-maturity, at amortized cost (fair value $3,185 in 2003 and $2,812 in 2002)	3,178	2,810
Total securities	340,883	211,597
Loans:
Residential real estate, net	96,150	235,156
Residential real estate held for sale	444	4,794
Multi family and commercial real estate, net	158,484	152,521
Consumer, net	45,564	52,115
Commercial business, net	25,261	24,619
Total loans	325,903	469,205
Allowance for loan losses	(4,925)	(4,932)
Total loans, net	320,978	464,273

Accrued interest receivable	3,229	3,381
Federal Home Loan Bank stock	9,175	11,200
Bank premises & equipment, net	9,416	9,266
Other real estate owned, net	505	1,145
Bank owned life insurance	12,801	12,064
Goodwill and other intangible assets	2,402	2,609
Other assets	5,263	6,036
Total assets	$759,996	$781,238

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$487,572	$466,675
Mortgagors' escrow funds	1,878	3,368
Accrued interest payable	1,191	1,523
Federal Home Loan Bank advances	183,495	216,495
Other liabilities	12,026	12,069
Total liabilities	686,162	700,130

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 authorized; none issued	-	-
Common stock, $.01 par value; 15,000,000 shares authorized; 6,739,465 and 6,632,814 shares issued as of December 31, 2003 and December 31, 2002, respectively; 4,495,724 and 4,833,407 shares outstanding as of December 31, 2003 and December 31, 2002, respectively	67	66
Additional paid-in capital	67,329	64,518
Retained earnings	51,580	47,856
Accumulated other comprehensive income, net	(484)	1,440
Accumulated other comprehensive loss, pension benefit obligation	(881)	(855)
Less- Unallocated common stock held by ESOP	(3,221)	(4,069)
Less- Unearned common stock held by RRP	(1,023)	(1,489)
	113,367	107,467
Treasury stock (2,243,741 shares and 1,799,407 shares at December 31, 2003 and December 31, 2002, respectively)	(39,533)	(26,359)
Total stockholders' equity	73,834	81,108
Total liabilities and stockholders' equity	$759,996	$781,238

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